EXHIBIT 10.2

CONTRIBUTION AND ASSIGNMENT AGREEMENT

This CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Contribution Agreement”) is made as of September 30, 2026 by and among VisionWave Holdings, Inc., a Delaware corporation (“VisionWave”), VisionWave IL Ltd. (“VisionWave Israel”), and CMJV LLC, a Nevada limited liability company (“CMJV”), pursuant to Section 2.3 of the Joint Venture and Operating Agreement dated as of September 30, 2026 among VisionWave, Sadot Group Inc. and CMJV (the “JV Agreement”). Capitalized terms used but not defined herein have the meanings given in the JV Agreement.

1. Contribution and Assignment. Each of VisionWave and VisionWave Israel hereby contributes, assigns, transfers, conveys and delivers to CMJV, and CMJV hereby accepts, all of its right, title and interest in, to and under the CM Rights, including without limitation (a) the Investment and Share Purchase Agreement dated as of February 20, 2026 among VisionWave, Matania (Mati) Moskovich and C.M. Composite Materials Ltd., as amended by the First Amendment dated February 26, 2026 and supplemented by the Side Letters dated March 11, 2026 and July 28, 2026, including all rights of “Buyer” thereunder, the right to acquire the Purchased Shares and the Buyer Call Option; (b) the Loan Agreement dated as of February 20, 2026 between VisionWave and CM, the Promissory Note issued thereunder, the Promissory Note dated February 4, 2026 and all other Prior Notes, and all CM Loan Obligations outstanding thereunder, being principal of U.S. $7,814,323.20 in the aggregate (of which U.S. $1,879,020.62 was advanced by VisionWave Israel) plus accrued interest of to be calculated as of the date hereof; (c) all security interests, pledges, charges and liens securing the CM Loan Obligations, including the pledges registered with the Israeli Registrar of Companies, and all rights of a secured party in respect of the CM Collateral; (d) all rights of VisionWave under the Belrise MOU and any Belrise JV Agreements to the extent relating to CM or FBM; and (e) all books, records and files relating to the foregoing.

2. Assumption. CMJV hereby assumes and agrees to perform all obligations of Buyer under the Share Purchase Agreement and of Lender under the CM Loan Documents arising from and after the date hereof, other than the Retained Obligations, which are retained by VisionWave.

3. Consideration. In consideration of the foregoing, CMJV hereby issues to VisionWave 7,814,323 Units, and VisionWave Israel acknowledges that its contribution is made for the benefit of, and at the direction of, VisionWave, its sole shareholder.

4. Endorsement; Further Assurances. VisionWave herewith delivers the original Note and Prior Notes endorsed to the order of CMJV. Each of VisionWave and VisionWave Israel shall execute and deliver all such further instruments (including Israeli-law deeds of assignment of pledge, notices to the Registrar of Companies and Registrar of Pledges, and UCC-3 assignments) as CMJV or Sadot may reasonably request, and irrevocably appoints CMJV as its attorney-in-fact, coupled with an interest, to execute the same in its name. Pending registration, VisionWave and VisionWave Israel hold the assigned security interests in trust for CMJV.

5. Representations. VisionWave and VisionWave Israel repeat, for the benefit of CMJV and Sadot, the representations and warranties set forth in Section 12.2(a) through (e) of the JV Agreement as of the date hereof.

6. Tax Treatment. The parties intend that the contribution hereunder qualify as a contribution to a partnership under Section 721 of the Internal Revenue Code of 1986, as amended.

7. Governing Law. This Contribution Agreement shall be governed by the laws of the State of Nevada; provided that the assignment of security interests governed by Israeli law shall, to the extent required, be governed by and effected in accordance with Israeli law.

VISIONWAVE HOLDINGS, INC.

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Chief Executive Officer

VISIONWAVE IL LTD.

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Director

CMJV LLC

By: /s/ Douglas Davis

Name: Douglas Davis

Title: Manager